UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — July 5, 2007 (June 30, 2007)

MDC PARTNERS INC.
(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2007, the registrant’s Board of Directors voted to appoint Clare Copeland as a new director to the Board of Directors. Mr. Copeland has joined the registrant’s Board as an independent director, and will serve as a member of the Audit Committee and the Human Resources & Compensation Committee, until the next election of directors at the registrant’s 2008 annual meeting of stockholders. There is no arrangement or understanding between Mr. Copeland and any other person pursuant to which Mr. Copeland was appointed as a director of the registrant. On July 5, 2007, the registrant issued a press release announcing the appointment of Mr. Copeland as a new director. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7.01. Regulation FD Disclosure.

On July 5, 2007, the Company posted the supplemental financial information relating to Margeotes Fertitta Powell LLC and attached as Exhibit 99.2 hereto on its web site (www.mdc-partners.com). These documents may be used for one or more investor presentations.

The foregoing information (including the exhibits hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The filing exhibit is filed herewith:

99.1	Press release dated as of July 5, 2007, relating to the announcement of Mr. Copeland’s appointment as a new director.

99.2	Supplemental disclosure relating to Margeotes Fertitta Powell LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 5, 2007	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel General Counsel & Corporate Secretary